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                                                                   Exhibit 10.10

                               AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is made and entered into as of December 27, 2002 by and among Synta Pharmaceuticals Corp., a Delaware corporation ("Synta"), DGN Genetics Acquisition Corp., a Delaware corporation (the "Merger Sub", and together with Synta, the "Buyers"), Diagon Genetics, Inc., a Delaware corporation ("Diagon"), and Dr. Safi R. Bahcall, Dr. Lan Bo Chen and Lin-Huey Chen and Lynn T. Lee, Trustees for the Lan Bo Chen and Lin-Huey Chen Irrevocable Trust dtd 12/19/95 (each a "Stockholder" and collectively, the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Stockholders collectively own all of the issued and outstanding shares of the capital stock (the "Stock") of Diagon as set forth in EXHIBIT A hereto;

     WHEREAS, the respective boards of directors of Synta, the Merger Sub and Diagon have approved the merger of Diagon with and into the Merger Sub (the "Merger"), pursuant to and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware;

     WHEREAS, subsequent to the Merger and prior to January 1, 2003, Synta intends to merge the Merger Sub with and into Synta in accordance with the laws of the State of Delaware; and

     WHEREAS, Synta, the Merger Sub, Diagon and the Stockholders desire to make certain representations, warranties and agreements in connection with the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

          Section 1.1    THE MERGER. At the Effective Time (as defined in
Section 1.2), Diagon shall be merged with and into the Merger Sub (Diagon together with Merger Sub, the "Constituent Corporations") in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL"), and the separate existence of Diagon shall thereupon cease; and the Merger Sub, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence in accordance with the DGCL.

          Section 1.2 EFFECTIVE TIME OF THE MERGER. At the Closing, the Merger Sub shall cause the Merger to be consummated by filing with the Secretary of State of Delaware an appropriate Certificate of Merger (the "Certificate of Merger") duly executed in accordance with this Agreement and the DGCL. The date and time at which the Certificate of Merger is filed is referred to herein as the "Effective Time"

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          Section 1.3    CERTIFICATE OF INCORPORATION. The Certificate of
Incorporation of the Merger Sub as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; PROVIDED, HOWEVER, that Article 1 of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Diagon Genetics, Inc."

          Section 1.4 BY-LAWS. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation.

          Section 1.5 DIRECTORS AND OFFICERS. The directors and officers of the Surviving Corporation at the Effective Time shall be the directors and officers of Merger Sub in office immediately prior to the Effective Time, each to serve in accordance with the by-laws of the Surviving Corporation.

          Section 1.6 RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At the Effective Time, the Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to and responsible for all the debts, liabilities and duties of the Constituent Corporations in accordance with Section 259 of the DGCL.

          Section 1.7 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of the Constituent Corporations:

          (a) each share of Stock then outstanding, and all rights with respect thereto, shall be converted into and represent the right to receive the Merger Consideration as defined in Section 2.2;

          (b) each share of Stock, if any, held in Diagon's treasury shall be canceled and retired without payment of any consideration therefor; and

          (c) each outstanding stock option, warrant or other right, if any, to purchase shares of the capital stock of Diagon, whether or not then exercisable or vested, shall be canceled and no cash or other consideration shall be paid or delivered in exchange therefor.

                                   ARTICLE II
                          CLOSING; MERGER CONSIDERATION

          Section 2.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Nixon Peabody LLP, 101 Federal Street, Boston, MA 02110-1832, or at such other place as may be agreed to by Stockholders and Synta, at 10:00 AM (Boston time) on or before December 27, 2002, or on such other date as may be agreed upon in writing by Stockholders and Synta if subsequent to December 27, 2002 (the "Closing Date").

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          Section 2.2    MERGER CONSIDERATION. Each Stockholder shall receive
for his Stock the number of shares of Common Stock, $.0001 par value per share, of Synta ("Synta Shares") and cash payment set forth opposite his name on EXHIBIT A (the "Merger Consideration"). The cash payment shall be made to each Stockholder either via wire transfer of immediately available funds to the account of the Stockholder, if such information has previously been provided to Synta, or via check made payable to the order of the Stockholder. The method of payment shall be determined by Synta in its discretion.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Diagon and each of the Stockholders hereby jointly and severally represent and warrant to the Buyers as follows:

     Section 3.1 TITLE TO SHARES. Each Stockholder owns of record and beneficially, free and clear of all encumbrances, and has good title to the number of shares of Stock as set forth on EXHIBIT A attached hereto. No Stockholder is a party to any agreement, trust or other arrangement that in any way restricts such Stockholder's ability to perform its obligations under this Agreement, including, without limitation, voting or transferring such Stockholder's shares of Stock.

     Section 3.2 NO CONFLICT. The execution, delivery and performance of this Agreement by each Stockholder does not and will not (a) conflict with or violate any law or governmental order applicable to such Stockholder or any of such Stockholder's respective assets, properties or businesses or (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the shares of Stock owned by such Stockholder pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Stockholder is a party or by which any of the shares of Stock owned by such Stockholder is bound or affected, which would adversely affect the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

     Section 3.3 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by each Stockholder does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority.

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     Section 3.4    LITIGATION. No action, suit, investigation or proceeding by or against any Stockholder is pending or, to the knowledge of any Stockholder, threatened before any court, arbitrator or administrative agency, which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated by this Agreement.

     Section 3.5 SECURITIES ACT. The Synta Shares issued by Synta to each Stockholder pursuant to this Agreement are being acquired by such Stockholder for investment only and not with a view to any public distribution thereof, and such Stockholder will not offer to sell or otherwise dispose of the Synta Shares so acquired by such Stockholder in violation of any of the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

     Section 3.6 NO BROKER. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Stockholder or Diagon.

     Section 3.7    ORGANIZATION, GOOD STANDING AND AUTHORITY OF DIAGON.
Diagon is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by Board of Directors of Diagon and, as set forth in
Section 3.14 hereof, by the Stockholders and no other proceedings or actions on the part of Diagon is necessary to authorize this Agreement and the transactions contemplated hereby except as set forth in Section 3.14 hereof. This Agreement constitutes a valid and binding obligation of Diagon, enforceable in accordance with its terms.

     Section 3.8 CAPITAL STOCK OF DIAGON. The authorized capital stock of Diagon consists of forty million (40,000,000) shares of Common Stock, $.0001 par value per share (the "Diagon Common Stock"). As of the date hereof, three thousand (3,000) shares of Diagon Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Diagon Common Stock were issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Stock or obligating Diagon to issue, sell or assign the Stock, or any other interest in, the Stock. There are no outstanding contractual obligations of Diagon to repurchase, redeem or otherwise acquire any shares of the Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

     Section 3.9 FINANCIAL STATEMENTS OF DIAGON. The unaudited balance sheet of Diagon as of November 30, 2002 and the related statement of income for the period then ended, complete and correct copies of which have been delivered to Synta previously, fairly present the financial position of Diagon as at such date and the results of operations of Diagon for the period then ended, in each case in accordance with U.S. generally accepted accounting principles consistently applied for the period covered (subject to the normal year-end adjustments).

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     Section 3.10   NO MATERIAL ADVERSE CHANGE. Since November 30, 2002,
there has been no material adverse change in the properties, business, prospects, results of operations or financial condition of Diagon.

     Section 3.11 NO DEFAULT; NO CONFLICT WITH OTHER INSTRUMENTS. Diagon is not in default under or in violation of any provision of its charter or by-laws. Diagon is not in default under or in violation of any material indenture, mortgage, deed of trust, note, debenture, or any material agreement, lease, or other instrument or contract to which it is a party or by which it or any of it properties or assets is bound or any judgment, decree, order, statute, rule or regulation to which it is subject or by which it or any of its properties or assets is bound. The performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a default under any material indenture, mortgage, deed of trust, note, debenture, agreement, lease or other material instrument or material contract or any such judgment, decree, order, statute, rule or regulation with respect to which Diagon is a party or subject or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Diagon.

     Section 3.12   SUBSIDIARIES. Diagon has no subsidiaries.

     Section 3.13 LITIGATION. There is (a) no action, suit, investigation or proceeding pending or, to any Stockholder's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Diagon, (b) no action, suit, investigation or proceeding pending or, to any Stockholder's knowledge, threatened before any court, arbitrator or administrative agency against or affecting Diagon that could have the effect of delaying or hindering the transactions contemplated in this Agreement and (c) to any Stockholder's knowledge, no default with respect to any judgment, order, writ, injunction or decree of any court or any administrative agency against or affecting Diagon that could have the effect of delaying or hindering the transaction contemplated in this Agreement.

     Section 3.14 REQUIRED CONSENTS AND APPROVALS. The performance of this Agreement will not require any consent, approval, order, authorization, registration, qualification or designation from any governmental authority or pursuant to any agreement or other instrument by which Diagon, or any of its properties or assets, is bound except (a) for such consents, approvals, orders, authorizations, registrations, qualifications or designations that have already been obtained and are in full force and effect on the date hereof, and (b) where the failure to obtain such consents, approvals, orders, authorizations, registrations, qualifications or designations would not prevent or delay the consummation of the transactions contemplated by this Agreement, or otherwise prevent the Stockholders from performing their obligations under this Agreement. Each of the Stockholders agrees that the execution and delivery of this Agreement shall constitute his vote for adoption of this Agreement in accordance with, and his written waiver of any notice required by or appraisal rights with respect to the transactions contemplated hereby arising under, the DGCL.

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                                   ARTICLE IV
                      REPRESENTATIONS, WARRANTIES OF BUYERS

     Buyers jointly and severally represent and warrant to Stockholders as follows:

     Section 4.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF THE BUYERS. Each of the Buyers is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate all its properties and assets and to carry on its business as it is now being conducted. Each of the Buyers is duly qualified to do business and is in corporate good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation, except such jurisdictions where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, rights, properties, assets or prospects of the Buyers.

     Section 4.2 AUTHORIZATION. Each of the Buyers has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Synta and by the Board of Directors and sole stockholder of the Merger Sub and no other proceedings or actions on the part of each of the Buyers are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of each of the Buyers, enforceable in accordance with its terms.

     Section 4.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the charter or by-laws of either of the Buyers, or violate, or be in conflict with, or allow the termination of, or constitute a default under, or cause the acceleration of the maturity of, or create a lien under, any material debt or obligation pursuant to any material agreement or commitment to which such Buyer is a party or by which such Buyer is bound, or, to the knowledge of such Buyer, violate any statute or law or any judgment, decree, order, regulation or rule of any governmental authority to which such Buyer is subject.

     Section 4.4 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for consents, approvals or authorizations which if not received or declarations, filings or registrations which if not made, would not have a material adverse effect on the business, results of operations or financial condition of the Buyers or impede the consummation of the transactions contemplated by this Agreement in any material respect, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be made or obtained by either of the Buyers in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby.

     Section 4.5 BROKERS', FINDERS' FEES, ETC. Neither of the Buyers has employed any broker, finder, investment banker or financial advisor as to whom either Buyer may have any obligation to pay any brokerage or finders' fees, commissions or similar compensation in connection with the transactions contemplated hereby.

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     Section 4.6    LITIGATION. There is no action, proceeding or investigation pending or threatened against either of the Buyers, which, if adversely determined, would adversely affect the Buyers' performance under this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 CONDITIONS OF BUYERS' PERFORMANCE. The performance by the Buyers under this Agreement shall be subject to the fulfillment, as determined by the Buyers, in their reasonable judgment, of each of the conditions specified below:

     (a) each of the Stockholders shall have performed and complied in all material respects with his obligations under this Agreement required to be performed by such Stockholder at or prior to the Closing;

     (b) the representations and warranties of Diagon and each of the Stockholders shall be true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing;

     (c)  the Buyers shall have received from Diagon and each of the
Stockholders: a certificate, duly executed by such Stockholder, certifying that the representations and warranties of such Stockholder set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

     (d) the Buyers shall have received the written resignation of each member of the Board of Directors of Diagon and each of the officers of Diagon.

     5.2 CONDITIONS OF STOCKHOLDERS' PERFORMANCE. The performance by each of the Stockholders of such Stockholder's obligations under this Agreement shall be subject to the fulfillment, as determined by such Stockholder, in his reasonable judgment, of each of the conditions specified below:

     (a) the Buyers shall have performed and complied in all material respects with their obligations under this Agreement required to be performed by it at or prior to the Closing; and

     (b)  the Stockholders shall have received from the Buyers:

          (i) a certificate, duly executed by an authorized officer of each of the Buyers, certifying that the representations and warranties of each of the Buyers set forth in this Agreement are true and correct in all material respects when made and as of the Closing with the same effect as though made at and as of the Closing; and

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          (ii)   satisfactory evidence that the representatives of each of the
Buyers executing and delivering this Agreement are authorized to do so.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.1 INDEMNIFICATION BY STOCKHOLDERS. Subject to Section 6.3 hereof, from and after the Closing, the Stockholders hereby jointly and severally covenant and agree to indemnify, protect, defend and save harmless each of the Buyers from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, judgments, suits, actions, proceedings, costs, disbursements and expenses (including, without limitation, reasonable attorneys' expenses and disbursements) of any kind or nature whatsoever (a "LOSS") arising out of or incurred with respect to (a) any breach of any or all of the Stockholders' representations and warranties in this Agreement or any certificate delivered at the Closing, or (b) the breach or nonperformance of any covenant or obligation to be performed by the Stockholders hereunder or under any agreement executed in connection herewith, provided such Loss was not due to a Buyer's willful misconduct.

     Section 6.2 INDEMNIFICATION OF THE STOCKHOLDERS. Subject to Section 6.3 hereof, from and after the Closing, the Buyers shall indemnify and hold harmless the Stockholders (and their respective legatees, heirs, and legal representatives) from and against any and all Loss arising out of or incurred with respect to (a) any breach of any or all of the Buyers' representations and warranties in this Agreement or any certificate delivered at the Closing, or (b) the breach or nonperformance of any covenant or obligation to be performed by the Buyers hereunder or under any agreement executed in connection herewith, provided such Loss was not due to a Stockholder's willful misconduct.

     Section 6.3 CONDITIONS TO INDEMNIFICATION. An indemnified party (an "Indemnitee") shall give to the indemnifying party (an "Indemnitor") notice in writing as soon as reasonably practicable under the circumstances of the commencement of any action, suit or proceeding or of any claim threatened to be made against Indemnitee for which Indemnitee proposes to demand indemnification under this Article 6. Failure to notify Indemnitor shall not relieve the Indemnitor from any liability which he may have to Indemnitee if such failure does not materially adversely affect Indemnitor or his ability to defend any such action, suit or proceeding. With respect to any action, suit or proceeding as to which Indemnitee gives notice, Indemnitor shall have the right to assume control of the defense, compromise or settlement thereof, including at Indemnitor's own expense, employment of counsel reasonably satisfactory to Indemnitee, provided that the outcome includes the complete general release of the Indemnitee. In the event Indemnitor does not notify Indemnitee in writing that he intends to assume control of such defense within thirty (30) days after Indemnitee has given Indemnitor notice thereof, Indemnitee may undertake such defense. Indemnitor shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding or claim threatened to be made against Indemnitee effected without Indemnitor's prior written consent. Indemnitee shall not settle any action, suit or proceeding or threatened claim without Indemnitor's prior written consent. Neither Indemnitor nor Indemnitee

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will unreasonably withhold his consent to any proposed settlement. Indemnitor shall not be obligated to indemnify any Indemnitee for any consequential or other indirect damages of any kind other than as set forth in this Article 6.

                                   ARTICLE VII
                                OTHER AGREEMENTS

     Section 7.1 ISSUANCE OF SYNTA SHARES TO BETH ISRAEL. Subsequent to the Closing, in accordance with that certain License Agreement by and between Diagon and Beth Israel Deaconess Medical Center, Inc., a Massachusetts nonprofit corporation ("Beth Israel"), dated November 15, 2002, and that certain additional License Agreement, also by and between Diagon and Beth Israel, dated November 15, 2002, Synta shall deliver to Beth Israel an aggregate of one hundred eighty-four thousand, four hundred forty-seven (184,447) shares of Synta Shares, provided that Synta and Beth Israel have entered into a mutually acceptable Stock Transfer Agreement with regard to such Synta Shares.

     Section 7.2 MERGER OF SURVIVING CORPORATION WITH AND INTO SYNTA. Subsequent to the Merger and prior to January 1, 2003, Synta shall use reasonable efforts to merge the Surviving Corporation with and into Synta pursuant to Section 253 of the DGCL, with Synta being the surviving corporation.

                                  ARTICLE VIII
                                OTHER PROVISIONS

     Section 8.1 GOVERNING LAW AND JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed according to the laws of the State of Delaware without regard to choice of law principles.

     Section 8.2 NOTICES. Unless otherwise provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective when received. All notices and other communications hereunder shall be deemed to have been duly given if hand delivered or mailed, by certified or registered mail, return receipt requested, postage prepaid, by overnight delivery service or by facsimile (with receipt confirmed and hard copy to follow) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section:

     If to Stockholders, to:

          Dr. Lan Bo Chen
          184 East Emerson Road
          Lexington, MA  02420
          Facsimile:  (781) 863-5917

          Lin-Huey Chen and Lynn T. Lee,
          Trustees for the Lan Bo Chen and Lin-
          Huey Chen Irrevocable Trust dated December 19, 1995

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          c/o Mrs. Lin-Huey Chen
          184 East Emerson Road
          Lexington, MA  02420
          Facsimile:  (781) 863-5917

          Dr. Safi R. Bahcall
          140 West 69th Street
          #111C
          New York, NY  10023
          Facsimile: (530) 323-7045

     and, if to Synta or the Merger Sub, to:

          Synta Pharmaceuticals Corp.
          45 Hartwell Avenue
          Lexington, MA  02421
          Attn: Dr. Safi R. Bahcall
          Facsimile: (781) 274-8228

     with a copy to:

                  Nixon Peabody LLP
                  101 Federal Street
                  Boston, MA  02110
                  Attn:  Michael K. Barron, Esq.
                  Facsimile: (866) 947-1784

     Section 8.3 AMENDMENT AND ALTERATION. No amendment or alteration of the terms of this Agreement shall be valid or binding unless made in writing signed by an authorized representative of each of the parties to this Agreement specifically referring to this Agreement.

     Section 8.4 BINDING AGREEMENT/ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, which consent shall not unreasonably be delayed, conditioned or withheld.

     Section 8.5 COUNTERPARTS; COPIES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, any copy, facsimile or telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted and used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that receipt of such copy, facsimile telecommunication or other reproduction shall have been confirmed by the sending party.

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     Section 8.6    EXPENSES. Except as otherwise specified in this
Agreement, each party hereto shall bear his own expenses incurred in connection with the negotiation, execution and performance of this Agreement.

     Section 8.7    CERTAIN RULES OF CONSTRUCTION. The headings in the
Sections and paragraphs of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or in any way modify, amend or affect its provisions. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires, and vice versa. This Agreement is the result of negotiations between the parties and shall not be deemed or construed as having been drafted by any one party.

     Section 8.8 TAX CONSEQUENCES. Buyers and the Stockholders are each relying on the advice of their own tax advisors as to the tax effects of the transactions contemplated by this Agreement. No party is making any representation or warranty regarding the tax effects of such transactions to any other party; PROVIDED, HOWEVER, that the parties shall cooperate and take such actions and execute and deliver such documents and instruments as may be necessary to insure that the transactions contemplated hereby qualify as a tax-free reorganization pursuant to all applicable federal, state, local or foreign tax laws.

     Section 8.9 INTEGRATION. This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, negotiations, discussions or understandings, whether written or oral, with respect to the subject matter hereof.

     Section 8.10 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 8.11 SURVIVAL. The representations and warranties and rights to indemnification of the parties hereto contained in this Agreement shall survive eighteen (18) months from the date of the Closing.

     Section 8.12 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, non-binding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, non-binding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions will be stricken from this Agreement, and the remaining

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provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     Section 8.13 CONFLICT WAIVER. The parties to this Agreement hereby acknowledge that (i) Nixon Peabody LLP ("NP") has represented the interests of Synta and Merger Sub (the "Represented Parties") in connection with this Agreement and the transactions contemplated by this Agreement; (ii) the business terms of the transactions contemplated by this Agreement have been primarily negotiated between the Represented Parties and the other parties to this Agreement (the "Other Parties"); (iii) the parties have requested that NP draft the Agreement and assist in the implementation of the Merger; (iv) because of the amicable relationship of the parties, NP has agreed to draft the Agreement and assist in the implementation of the Merger; (v) each of the Other Parties has been advised by NP to retain his own independent attorney to review this Agreement and that each of the Other Parties is entitled to the undivided loyalty of an attorney that will act in a manner designed solely to further his best interest; (vi) each of the Other Parties has been advised by NP that his individual interests in this Agreement and the transactions contemplated by this Agreement may conflict with and/or be adverse to the interests of the Represented Parties or one or more of the Other Parties; (vii) NP cannot advise the Other Parties individually with respect to his personal interests against the Represented Parties or one or more of the Other Parties, as each of the Other Parties would expect from his own attorney; and (viii) communications by Represented Parties and each of the Other Parties with NP may not be protected by the attorney-client privilege if litigation arises between any of the parties to this Agreement in connection with this Agreement or the transactions contemplated by this Agreement; and (ix) NP's advice to the Represented Parties may be potentially adverse to the interests of one or more of the Other Parties. Each of the Other Parties hereby waives any conflict of interest presented by NP's representation of the Represented Parties in connection with this Agreement and the transactions contemplated by this Agreement. In agreeing to this waiver, each of the Other Parties acknowledges that he has had the opportunity to consult with separate legal counsel of his own choice.

     REMAINDER OF PAGE INTENTIALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SYNTA PHARMACEUTICALS CORP.                  STOCKHOLDERS:

By:      /S/ DR.SAFI R. BAHCALL                    /S/ DR. LAN BO CHEN
   ---------------------------------------   -----------------------------------
                                             Dr. Lan Bo Chen
Print Name:   Safi R. Bahcall
           -------------------------------

Title:   CHIEF EXECUTIVE OFFICER                   /S/ DR. SAFI R. BAHCALL
      ------------------------------------   -----------------------------------
                                             Dr. Safi R. Bahcall


                                             LIN-HUEY CHEN AND LYNN T. LEE,
DGN GENETICS ACQUISITION CORP.               TRUSTEES FOR THE LAN BO
                                             CHEN IRREVOCABLE TRUST DATED
By:      /S/ BRYAN G. KEANEY                 DECEMBER 19, 1995
   ---------------------------------------

Print Name:   Bryan G. Keaney                   /S/ LIN-HUEY CHEN, TRUSTEE
           -------------------------------   -----------------------------------
                                             Lin-Huey Chen, Trustee

Title:   PRESIDENT
      ------------------------------------
                                                   /S/ LYNN T. LEE
                                             -----------------------------------
DIAGON GENETICS, INC.                        Lynn T. Lee

By:      /S/ DR. SAFI R. BAHCALL
   ---------------------------------------

Print Name:   Safi R. Bahcall
           -------------------------------

Title:   CHIEF EXECUTIVE OFFICER
      ------------------------------------

                      Signature Page to Agreement of Merger

                                       12